                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant
Check the appropriate box:

[ ]    Preliminary Proxy Statement           [ ]  Confidential, For Use of the Commission
[X]    Definitive Proxy Statement                 Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                    THQ INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.      Title of each class of securities to which transaction applies:

        Not applicable
        ------------------------------------------------------------------------
2.      Aggregate number of securities to which transactions applies:

        Not applicable
        ------------------------------------------------------------------------
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------

        Not applicable
        ------------------------------------------------------------------------
4.      Proposed maximum aggregate value of transaction:

        Not applicable
        ------------------------------------------------------------------------
5.      Total fee paid:

        Not applicable
        ------------------------------------------------------------------------
[ ]    Fee paid previously with preliminary materials:

        ------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.      Amount previously paid:

        Not applicable
        ------------------------------------------------------------------------
2.      Form, Schedule or Registration Statement No.:

        Not applicable
        ------------------------------------------------------------------------
3.      Filing Party:

        Not applicable
        ------------------------------------------------------------------------
4.      Date Filed:

        Not applicable
        ------------------------------------------------------------------------

                                   [THQ INC]



                                                    27001 AGOURA ROAD, SUITE 325
                                               CALABASAS HILLS, CALIFORNIA 91301

                                                                  (818) 871-5000



                                  JUNE 25 2001



Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of THQ Inc. scheduled to be held at 1:00 p.m., Pacific Daylight Time, on Friday, July 20, 2001 at the Westlake Village Inn, Lakeside Room, 31943 Agoura Road, Westlake Village, California. The Board of Directors and management look forward to greeting personally those stockholders able to attend.

        At the meeting, stockholders will be asked to: (1) elect five directors to the Board of Directors; (2) approve an amendment of THQ Inc.'s Amended and Restated 1997 Stock Option Plan to increase the number of shares of common stock available for issuance under such plan from 4,125,000 to 7,025,000 shares; (3) approve an amendment to THQ Inc.'s Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $.01, to 75,000,000 shares; (4) ratify the appointment of Deloitte & Touche LLP as independent auditors for THQ Inc.'s fiscal year ending December 31, 2001; and (5) transact such other matters as may properly come before the meeting or any postponement or adjournment thereof. Information regarding these matters is set forth in the accompanying Notice of 2001 Annual Meeting of Stockholders and Proxy Statement, to which you are urged to give your prompt attention.

        It is important that your shares of stock be represented and voted at the meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person, should you wish to attend the meeting.

        It is also our sad duty to report the passing of our director and friend, Bruce Jagid. Bruce made many important contributions to THQ Inc. during his tenure, and we will miss him in many ways.

        We hope you can join us on July 20th and appreciate your continued interest.



                                           Very truly yours,

                                           /s/ BRIAN J. FARRELL
                                           ------------------------------------
                                           Brian J. Farrell
                                           President and
                                           Chief Executive Officer

                                 [THQ INC LOGO]



                                                    27001 AGOURA ROAD, SUITE 325
                                               CALABASAS HILLS, CALIFORNIA 91301

                                               (818) 871-5000 Fax (818) 871-7400



                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 20, 2001



To the Stockholders of THQ Inc.:

        NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of THQ Inc., a Delaware corporation (the "Company"), will be held at 1:00 p.m., Pacific Daylight Time, on Friday, July 20, 2001 at the Westlake Village Inn, Lakeside Room, 31943 Agoura Road, Westlake Village, California, for the following purposes, all as set forth in the attached Proxy
Statement:

        1. To elect five directors to serve on our Board of Directors until the next Annual Meeting and until their successors qualify and are duly elected;

        2. To approve an amendment to our Amended and Restated 1997 Stock Option Plan to increase the number of shares of our common stock available for issuance under such plan from 4,125,000 to 7,025,000 shares;

        3. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $.01, from 35,000,000 to 75,000,000 shares;

        4. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending December 31, 2001; and

        5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. The Company does not know of any matter to be presented at the Annual Meeting other than those described in the Company's Proxy Statement.

        The Board of Directors has fixed the close of business on June 15, 2001 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.



                             By Order of the Board of Directors

                             /s/ FRED A. GYSI
                             ----------------------------
                             Fred A. Gysi
                             Chief Financial Officer,
                             Senior Vice President-Finance and Administration, Treasurer and Secretary



Calabasas Hills, California
June 25, 2001


        THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. CONSEQUENTLY, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT, AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON AT THE MEETING. YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR STOCK IS REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST THE COMPANY IN PREPARATION FOR THE MEETING. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                                 [THQ INC LOGO]



                                                    27001 AGOURA ROAD, SUITE 325
                                               CALABASAS HILLS, CALIFORNIA 91301

                                                                  (818) 871-5000



                                ----------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 20, 2001

                                ----------------


        This Proxy Statement is being furnished to you as a holder of our shares of common stock, par value $.01 per share, in connection with the solicitation of proxies by our Board of Directors from holders of our common stock for use at our 2001 Annual Meeting of stockholders, for the purposes set forth in the foregoing notice of our Annual Meeting, and at any and all postponements and adjournments thereof. The Annual Meeting will be held at 1:00 p.m., Pacific Daylight Time, on Friday, July 20, 2001 at the Westlake Village Inn, Lakeside Room, 31943 Agoura Road, Westlake Village, California. All properly executed proxies in the accompanying form received by us prior to the Annual Meeting will be voted at the Annual Meeting. Any proxy may be revoked at any time before it is exercised by giving notice in writing to our Secretary, by granting a proxy bearing a later date or by voting in person at the Annual Meeting.

        This Proxy Statement and the enclosed proxy are first being mailed or otherwise released to our stockholders entitled to vote at the Annual Meeting on or about June 25, 2001. Our audited financial statements, together with the report thereon of Deloitte & Touche LLP and certain other information concerning us, are included in our Annual Report for the year ended December 31, 2000, which is being mailed with this Proxy Statement.

        Our mailing address is 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301.

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
          MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT
                    PROMPTLY IN THE RETURN ENVELOPE PROVIDED.





               THE DATE OF THIS PROXY STATEMENT IS JUNE 25, 2001.

================================================================================
              INFORMATION ABOUT THE ANNUAL MEETING, REQUIRED VOTES
                              AND VOTING PROCEDURES
================================================================================


                    WHY DID WE SEND YOU THIS PROXY STATEMENT?


        We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at our 2001 Annual Meeting of stockholders.

        This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card.

                   TIME, DATE AND PLACE OF THE ANNUAL MEETING:

        Our Annual Meeting will be held at 1:00 p.m., Pacific Daylight Time, on Friday, July 20, 2001 at the Westlake Village Inn, Lakeside Room, 31943 Agoura Road, Westlake Village, California. If you have any questions regarding this Proxy Statement or the Annual Meeting, you may direct them in writing to our Secretary at our mailing address as set forth on the cover page.

                 WHAT WILL BE CONSIDERED AT THE ANNUAL MEETING?

        At our Annual Meeting, you will be asked to:

        - elect five directors to serve on our Board of Directors until the next Annual Meeting and until their successors have qualified and been duly elected;

        - approve an amendment to our Amended and Restated 1997 Stock Option Plan to increase the number of shares of our common stock available for issuance under such plan from 4,125,000 to 7,025,000 shares;

        - approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $.01, from 35,000,000 to 75,000,000 shares;

        - ratify the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending December 31, 2001; and

        - transact such other business as may properly come before the Annual Meeting and any adjournment thereof. Our Board of Directors does not know of any matter to be presented at the Annual Meeting other than those described in this Proxy Statement.


                       WHO RECEIVED THIS PROXY STATEMENT?

        We began sending this Proxy Statement out on or about June 25, 2001 to all holders of our shares of common stock (we will sometimes refer to all holders of shares of our common stock as "stockholders"). If you owned shares of our common stock at the close of business on June 15, 2001, our record date, you are entitled to vote those shares. On the record date there were 21,729,096 shares of common stock outstanding. In connection with our solicitation of proxies for use at the Annual Meeting, we have designated Mr. Brian J. Farrell and Mr. Fred A. Gysi, as the proxies.

                       COSTS OF SOLICITING THESE PROXIES:

        We will pay the expenses of preparing, printing and mailing this Proxy Statement and the proxies. Proxies may be solicited by our officers, directors and regular employees, without extra pay, by personal interviews, telephone, telecopier, mail, telegraph or other appropriate means. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their reasonable out-of-pocket expenses. We have engaged the services of Georgeson Shareholder Communications Inc. to solicit proxies and to assist in the distribution of proxy materials for a fee of approximately $7,500, plus reimbursement of reasonable out-of-pocket expenses.

                            HOW MANY VOTES DO I HAVE?

        Each share of common stock is entitled to one vote on each of the matters presented for a vote at the Annual Meeting. As of June 15, 2001 there were 21,729,096 shares of common stock outstanding.

               HOW MANY VOTES ARE REQUIRED TO CONDUCT THE MEETING?

        A majority of our outstanding shares of common stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and shares held by a broker or other nominee holding shares for a beneficial owner that are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (a "broker non-vote") will be counted as present for purposes of determining the presence of a quorum for the Annual Meeting.

                    WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?

        A stockholder may: (i) vote "for" the matter, (ii) vote "against" the matter or (iii) "abstain" from voting on the matter. Please see "The Effect of Broker Non-Votes; Abstentions."

        ELECTION OF DIRECTORS. The five nominees for director who receive the most affirmative votes will be elected. Accordingly, if you do not vote for a nominee, or you indicate "withhold authority to vote" for a nominee on your proxy card, your vote will not count either "for" or "against" such nominee. As a result, votes withheld from any one or more nominees and broker non-votes will not have any effect on the outcome of the election of directors.

        AMENDMENT TO OUR AMENDED AND RESTATED 1997 STOCK OPTION PLAN. Approval of the amendment to our Amended and Restated 1997 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter.

        AMENDMENT TO OUR CERTIFICATE OF INCORPORATION. Approval of the amendment to our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter.

        RATIFICATION OF ACCOUNTANTS. Ratification of the appointment of our independent auditors requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter.

        ALL OTHER MATTERS. All other matters being voted upon will be approved if a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon, cast affirmative votes with respect to such matters.

                   THE EFFECT OF BROKER NON-VOTES; ABSTENTIONS

        A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to any particular matter will be considered shares not present and not entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Abstentions will be counted in determining the total number of shares present and entitled to vote on each such proposal. Accordingly, although not counted as a vote "for" or "against" a proposal, an abstention on any such proposal will have the same effect as a vote "against" that proposal. Broker non-votes will not be counted in determining the number of shares present and entitled to vote on each such proposal, and will have no effect on the outcome. However, because the five directors will be elected by plurality vote (i.e., the five persons receiving the highest number of favorable votes will be elected) and assuming such election is uncontested, votes withheld from any one or more nominees and broker non-votes will not have any effect on the outcome of the election of directors.

                             HOW DO I VOTE BY PROXY?

        If you properly fill in your proxy card and send it to us in time to vote, your "proxies" (Mr. Brian J. Farrell and Mr. Fred A. Gysi) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxies will vote your shares as recommended by our Board of Directors as follows:

        - FOR the election of the nominees for directors listed in this Proxy Statement;

        - FOR approval of the amendment to our Amended and Restated 1997 Stock Option Plan to increase the number of shares of our common stock available for issuance under such plan from 4,125,000 to 7,025,000 shares;

        - FOR approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $.01, from 35,000,000 to 75,000,000 shares; and

        - FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending December 31, 2001.


                             CAN I REVOKE MY PROXY?

        Yes. You may revoke your proxy by delivering written notice (including a properly executed and later dated proxy) to our Secretary at any time prior to the voting. In addition, if you attend the Annual Meeting you may vote your shares personally and revoke your proxy at that time. Attendance at the Annual Meeting will not, in itself, constitute a revocation of a previously granted proxy. If you submit a valid proxy and do not subsequently revoke it, your shares will be voted as provided on the proxy.

                            WHO WILL COUNT THE VOTE?

        Our Board of Directors has appointed Computershare Investor Services, LLC as the Inspector of Elections for our shares of common stock at the Annual Meeting. Computershare Investor Services, LLC will determine the number of shares of common stock represented in person or by proxy at the Annual Meeting, whether a quorum exists, the authenticity, validity and effect of proxies, and will receive and count the votes of our shares of common stock.

             WILL ANYTHING ELSE BE VOTED ON AT THE ANNUAL MEETING?

        Our Board of Directors knows of no matters, other than those stated above, to be presented and considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

================================================================================
                              ELECTION OF DIRECTORS
                               (PROPOSAL NUMBER 1)
================================================================================


        In accordance with our Amended and Restated Bylaws, the number of directors constituting the full Board of Directors has been fixed by the Board of Directors at five. Accordingly, action will be taken at the meeting to elect a board of five directors to serve until the next Annual Meeting of stockholders and until their respective successors shall qualify and be duly elected.

        The Board of Director's nominees are listed below. It is the intention of the proxy holders, unless stockholders otherwise specify by their proxies, to vote for the election of the nominees named below, each of whom is now a director. Each of the nominees listed has agreed to serve as a director if so elected. Should any of the nominees be unable or unwilling to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors. There are no family relationships between any of our directors and executive officers.


                                    NOMINEES:

                     Name                           Age         Position
                     ----                           ---         --------
                     Brian J. Farrell               47          Director, President and Chief Executive Officer
                     Jeffrey C. Lapin               45          Director, Vice Chairman and Chief Operating Officer
                     Lawrence Burstein              58          Director
                     James L. Whims                 46          Director
                     L. Gregory Ballard             47          Director

                             BIOGRAPHIES OF NOMINEES

        BRIAN J. FARRELL has been our President and Chief Executive Officer since January 1995 and a director since March 1993. Between October 1992 and January 1995, Mr. Farrell served as our Executive Vice President and Chief Operating Officer. From July 1991 to October 1992, Mr. Farrell served as our Vice President, Chief Financial Officer and Treasurer. From 1984 until joining us, Mr. Farrell was Vice President and Chief Financial Officer of Starwood Hotels & Resorts (formerly known as Hotel Investors Trust), a real estate investment trust. Mr. Farrell was employed by Deloitte Haskins & Sells, a predecessor of Deloitte & Touche LLP, an international accounting firm and our current auditors, from 1978 to 1984 and is a certified public accountant.

        JEFFREY C. LAPIN was appointed as our Chief Operating Officer and Vice Chairman in August 2000. Mr. Lapin has been our Vice Chairman and an employee since October 1998 and a director since April 1995. From July 1996 through October 1998, Mr. Lapin was the President of House of Blues, Inc. Hospitality and Executive Vice President of House of Blues, Inc. Entertainment. From January 1995 to June 1996, Mr. Lapin was the President and Chief Operating Officer of Starwood Hotels & Resorts (formerly known as Hotel Investors Trust), and from May 1991 to January 1995 Mr. Lapin was the President and Chief Executive Officer of Starwood Hotels & Resorts. Mr. Lapin was a Vice President of Starwood Hotels & Resorts from January 1988 to May 1991 and the Secretary of Starwood Hotels & Resorts from September 1986 to May 1991. Mr. Lapin served as a Trustee of Starwood Hotels & Resorts from September 1992 to June 1996. Prior to his employment by Starwood Hotels & Resorts, Mr. Lapin was an attorney at Mitchell, Silberberg & Knupp in Los Angeles.

        LAWRENCE BURSTEIN has been a director on our Board of Directors since July 1991. Since March 1996, Mr. Burstein has served as President and a director and has been a stockholder of Unity Venture Capital Associates Ltd., a private investment company. From 1986 through March 1996, Mr. Burstein was President, a director and a principal stockholder of Trinity Capital Corporation, a private investment company. Mr. Burstein is a director of Brazil Fast Food Corp., CAS Medical Systems, Inc., Gender Sciences, Inc., I.D. Systems, Inc. and Traffix, Inc.

        JAMES L. WHIMS has been a director on our Board of Directors since April 1997. Since 1996, Mr. Whims has been a Managing Director of TechFund Capital I, L.P. and TechFund Capital II, L.P., venture capital firms concentrating on high-technology enterprises. From 1994 to 1996, Mr. Whims was Executive Vice President of Sony Computer Entertainment of America. From 1990 to 1994, Mr. Whims was Executive Vice President of The Software Toolworks Inc.

        L. GREGORY BALLARD has been a director on our Board of Directors since April 1999. Since January 2000, Mr. Ballard has been the Chief Executive Officer of MyFamily.com, a leading community Internet company. Prior to that, from December 1996 until November 1999, Mr. Ballard was the President and Chief Executive Officer of 3Dfx, an interactive entertainment company. From May 1995 to November 1996, Mr. Ballard was the President of Capcom Entertainment, Inc., a videogame and multimedia entertainment company. From 1994 to March 1995, Mr. Ballard served as Chief Operating Officer and Chief Financial Officer of Digital Pictures, Inc., a video game company. From 1991 to 1994, Mr. Ballard was President and Chief Executive Officer of Warner Custom Music Corp., a multimedia marketing division of Time Warner, Inc. Previously, Mr. Ballard was President and Chief Operating Officer of Personics Corp., a predecessor to Warner Music. In addition, Mr. Ballard has worked for Boston Consulting Group and as an attorney in Washington, D.C. Mr. Ballard is also a director of MyFamily.com and Pinnacle Systems.

                      COMMITTEES OF THE BOARD OF DIRECTORS

        We have an Audit Committee, a Compensation Committee and a Mergers and Acquisitions Committee. The Board of Directors does not have a nominating committee, and the usual functions of such committee are performed by the entire Board of Directors.

        AUDIT COMMITTEE. The functions of the Audit Committee include recommendations to the Board of Directors with respect to the engagement of our independent certified public accountants and the review of the scope and effect of the audit engagement. The Audit Committee, whose current members are Messrs. Burstein and Ballard, met six times during 2000.

        COMPENSATION COMMITTEE. The function of the Compensation Committee is to make recommendations to the Board of Directors with respect to compensation of management employees. In addition, the Compensation Committee determines the persons to whom options should be granted under our stock option plans and the number of options granted to each person, and administers plans and programs relating to employee benefits, incentives and compensation. The current members of the Compensation Committee are Messrs. Burstein and Whims. The Compensation Committee met six times during 2000.

        MERGERS AND ACQUISITIONS. The function of the Mergers and Acquisitions Committee is to investigate, analyze, advise and make recommendations to the Board of Directors with respect to potential acquisitions. The Mergers and Acquisitions Committee, whose current members are Messrs. Burstein, Ballard and Whims, did not meet during 2000.

                       MEETINGS OF THE BOARD OF DIRECTORS

        In 2000, there were eight meetings of the Board of Directors held in person or by conference telephone call. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees of the Board of Directors of which he was a member.

                              DIRECTOR COMPENSATION

        Directors who are also employees and officers of our company are not paid any compensation for service as directors. Non-employee directors are compensated by cash payments comprised of $12,000 plus $1,500 for attendance at each Board of Director's or Committee meeting held in person and $500 for attendance at each Board of Directors or Committee meeting held by telephone (provided, however that compensation to each non-employee director is limited to payment for one meeting per day), and the grant of options pursuant to our Amended and Restated 1997 Stock Option Plan. Pursuant to such plan, each non-employee director is granted options to purchase 3,750 shares of common stock on the first day of each fiscal quarter at a per share exercise price equal to the market price of a share of common stock on the date of grant. During 2000, each of the non-employee directors received grants under our Amended and Restated 1997 Stock Option Plan of options exercisable for 15,000 shares of common stock.

        COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules issued thereunder, our executive officers and directors are required to file with the Securities and Exchange Commission and the NASDAQ Stock Market reports of ownership and changes in ownership of our common stock. Copies of such reports are required to be furnished to us. Based solely on our review of the copies of such reports furnished to us or on written representations to us that no such reports were required, we believe that during the year ended December 31, 2000, all of our executive officers and directors and all beneficial owners of more than 10% of our common stock filed on a timely basis all reports, if any, required by Section 16(a).

                      VOTE NECESSARY TO ELECT THE DIRECTORS

        The five nominees for director who receive the most affirmative votes will be elected. Accordingly, if you do not vote for a nominee, or you indicate "withhold authority to vote" for a nominee on your proxy card, your vote will not count either "for" or "against" such nominee. As a result, votes withheld from any one or more nominees and broker non-votes will not have any effect on the outcome of the election of directors.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

      UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES
               RECEIVED BY THEM FOR THE ELECTION OF EACH NOMINEE.

================================================================================
                      APPROVAL OF PROPOSED AMENDMENT TO OUR
                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                               (PROPOSAL NUMBER 2)
================================================================================


                           INFORMATION ABOUT THE PLAN

        The Board of Directors is proposing for stockholder approval an amendment to our Amended and Restated 1997 Stock Option Plan. Our Board of Directors adopted the 1997 Stock Option Plan in March 1997 and it was approved by stockholders in June 1997. The purposes of the Amended and Restated 1997 Stock Option Plan are to provide our directors, officers and key employees with an opportunity to acquire an equity interest in us as a long-term incentive for them to remain in our service and to align those individuals' interests with those of our stockholders. The Board of Directors believes that stock options are a significant factor in our ability to attract and retain the services of key individuals who are critical to our long-range growth and success.

            PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT TO THE PLAN

        Currently, the number of shares of our common stock for which options may be granted under the Amended and Restated 1997 Stock Option Plan is 4,125,000. As of June 8, 2001 (i) a total of 416 persons had been granted options under the Amended and Restated 1997 Stock Option Plan, (ii) 1,591,699 shares of our common stock had been issued and sold by us pursuant to the exercise of such options, and (iii) options to purchase an aggregate of 2,361,169 shares of our common stock were outstanding at a weighted average price of $18.45 per share.

        As a result of the options granted and committed to be granted, 172,132 shares of our common stock remain available for additional grants under the Amended and Restated 1997 Stock Option Plan as of the date of this Proxy Statement. The Compensation Committee of our Board of Directors expects to continue to grant options in the ordinary course of business and in connection with acquisitions to attract, retain and motivate directors, officers and key employees in a competitive environment it deems such issuances appropriate. The Board of Directors believes that an increase in the number of shares of common stock authorized for issuance under the Amended and Restated 1997 Stock Option Plan to 7,025,000 is necessary to facilitate our growth and for us to continue to benefit from the Amended and Restated 1997 Stock Option Plan. Included as Appendix A is a copy of the Amended and Restated 1997 Stock Option Plan as proposed to be amended.

            AMENDED AND RESTATED 1997 STOCK OPTION PLAN OPTION GRANTS

        The following table sets forth certain information with respect to options granted as of June 8, 2001 under the Amended and Restated 1997 Stock Option Plan since its inception to (i) each of our executive officers, (ii) all current executive officers, as a group, (iii) all current directors who are not executive officers, as a group, and (iv) all employees who are not executive officers, as a group. The option grants disclosed in the following table include those reflected in the two tables included herein under the caption "Executive Compensation."


           NAME AND POSITION                                                DOLLAR VALUE(1)            NUMBER OF SHARES
           -----------------                                                ---------------            ----------------
Brian J. Farrell
President and Chief Executive Officer                                        $ 27,725,356                   712,501

Jeffrey C. Lapin
Chief Operating Officer and Vice Chairman                                    $  9,641,266                   278,750

Fred A. Gysi
Senior Vice President - Finance and Administration, Chief Financial
Officer, Treasurer and Secretary                                             $  7,878,367                   183,751

Alison Locke
Executive Vice President - North American Publishing                         $  8,506,738                   211,251

Tim F. Walsh
Senior Vice President - International Publishing                             $  9,111,866                   213,751

Executive Officers, as a group
(5 individuals)                                                              $ 62,863,592                 1,600,004

Directors who are not Executive Officers, as a group
(4 individuals)                                                              $ 10,806,923                   290,625

Employees who are not Executive Officers, as a group
(355 individuals)                                                            $114,639,608                 2,867,048



        If the proposed amendment to the Amended and Restated 1997 Stock Option Plan is not approved at the Annual Meeting, the Amended and Restated 1997 Stock Option Plan will continue in effect in its present form. Except as described above, the amount of compensation that will accrue to our directors, executive officers and other employees pursuant to the Amended and Restated 1997 Stock Option Plan, if the proposed amendment is approved at the Annual Meeting, cannot be determined at this time.


-------------------

1 Dollar value is calculated by subtracting the exercise price from the assumed fair market value of our shares of common stock underlying the option and multiplying the result by the number of shares of common stock for which the exercise price is less than fair market value. Options with an exercise price in excess of fair market value have been excluded from this calculation. Fair market value was calculated based on the average of the high and low sales price of our shares of common stock as reported on the NASDAQ National Market on June 8, 2001 which was $54.56 per share of common stock. There is no guarantee that if and when any option is exercised, it will have this value.

           SUMMARY OF OUR AMENDED AND RESTATED 1997 STOCK OPTION PLAN


        The principal provisions of the Amended and Restated 1997 Stock Option Plan as proposed to be amended are summarized below. This summary is in all respects qualified by the provisions of the Amended and Restated 1997 Stock Option Plan itself which is attached hereto as Appendix A.

        ADMINISTRATION. The Amended and Restated 1997 Stock Option Plan is administered by our Board of Directors or, if the Board of Directors so elects, by a committee (the "Committee") designated by the Board of Directors consisting of two or more directors. Each member of the Committee must be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code. As used herein, the term "Committee" means the Board of Directors if no such committee is designated, and means such stock option committee during such times as it is so designated. Currently the Amended and Restated 1997 Stock Option Plan is administered by the Compensation Committee as described above under the caption "Compensation Committee."

        The Committee selects eligible persons for participation in the Amended and Restated 1997 Stock Option Plan and determines the number of shares of common stock subject to each option granted, the exercise price of such option, whether such option is a non-qualified stock option or an incentive stock option, the time and conditions of exercise of such option and all other terms and conditions of such option, including the form of the written option agreement between the Company and the optionee that evidences each option and sets forth the terms and conditions of such option (the "Agreement"). The Committee interprets the Amended and Restated 1997 Stock Option Plan and the application thereof, establishes such rules and regulations it deems necessary or desirable for the administration of the Amended and Restated 1997 Stock Option Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. The Committee may, subject to the requirements imposed under Section 162(m) of the Internal Revenue Code in the case of an option intended to be qualified performance-based compensation, take action such that any or all outstanding options shall become exercisable in part or in full.

        The Committee may delegate some or all of its power and authority to our Chief Executive Officer or our other executive officers as the Committee deems appropriate. However, the Committee may not delegate its power and authority with regard to the selection for participation in the Amended and Restated 1997 Stock Option Plan of an executive officer or other person subject to Section 16 of the Securities Exchange Act of 1934, as amended or decisions concerning the timing, pricing or amount of an option grant to such an executive officer or other person.

        AVAILABLE SHARES. Under the Amended and Restated 1997 Stock Option Plan, 7,025,000 shares of common stock are available for option grants, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change or event, or any distribution to stockholders other than a regular cash dividend. The number of available shares will be reduced by the sum of the aggregate number of shares of common stock, which become subject to outstanding options. To the extent that shares of common stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such options, then such shares of common stock will again be available under the Amended and Restated 1997 Stock Option Plan. The maximum number of shares of common stock with respect to which new grants of options may be made during any calendar year to any person is 300,000 and the maximum number of shares of common stock with respect to which replacement options may be granted during any calendar year to any person is 300,000, subject in each case to adjustment as described above.

        EFFECT OF CERTAIN TRANSACTIONS. In the event that we enter into an agreement to dispose of all or substantially all of our assets, to consummate a merger or consolidation in which we are not the surviving or resulting corporation, the Committee must provide, at its election, for one or more of the following: (i) for each outstanding option, whether or not then exercisable, to be replaced with a comparable option to purchase shares of capital stock of a successor or purchasing corporation or a parent thereof, or (ii) for each outstanding option, whether or not then exercisable, to be assumed by a successor or purchasing corporation or a parent thereof on the same terms and subject to the same conditions, or (iii) for each outstanding option, whether or not then exercisable, to become exercisable during such period prior to the scheduled consummation of such transaction as may be specified by the Committee.

        EFFECTIVE DATE, TERMINATION AND AMENDMENT. The Amended and Restated 1997 Stock Option Plan became effective as of March 28, 1997 and will terminate ten years thereafter unless terminated earlier by the Board of Directors. Termination of the Amended and Restated 1997 Stock Option Plan will not affect the terms or conditions of any option granted prior to termination. The Board of Directors may amend the Amended and Restated 1997 Stock Option Plan, as it shall deem advisable, subject to stockholder approval in certain circumstances. No amendment may be made without stockholder approval if the amendment would increase the maximum number of shares of common stock available under the Amended and Restated 1997 Stock Option Plan or extend the term of the Amended and Restated 1997 Stock Option Plan. No option issued under the Plan may be repriced or regranted at a lower exercise price or replaced by an option with a lower exercise price, without prior stockholder approval except as a result of an adjustment in the event of any stock split, stock dividend or similar change in capitalization.

        NON-QUALIFIED STOCK OPTIONS. The exercise price of each non-qualified stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted. The maximum term of each non-qualified stock option is five years after the date of the grant.

        INCENTIVE STOCK OPTIONS. The exercise price of each incentive stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted; however, if the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company, the exercise price will be the price required by the Internal Revenue Code, which is currently 110% of the fair market value of the common stock on the date the option is granted. The maximum term of each incentive stock option is five years after the date of the grant.

        REPLACEMENT STOCK OPTIONS. The exercise price of each replacement stock option may not be less than the exercise price of the original option that is replaced by such replacement stock option. A replacement stock option may not include additional benefits.

        TERMINATION OF EMPLOYMENT. Upon termination of an optionee's employment with us by reason of the optionee's death or permanent and total disability, each option then held by that optionee will be exercisable to the extent that the option is exercisable on the effective date of such termination, for a period of no more than one year after the date of such termination, but in no event after the expiration date of such option. In the event of termination for "Cause," each stock option shall terminate on the date of termination. "Cause" is defined in the Amended and Restated 1997 Stock Option Plan as (i) an optionee's termination of the optionee's employment for any reason, (ii) the optionee's willful and continued failure to substantially perform the optionee's duties with us, or (iii) the optionee's willful engagement in conduct which is demonstrably injurious to us or any of our subsidiaries, monetarily or otherwise, including conduct that, in our reasonable judgment, does not conform to the standard of our executives, any act of dishonesty, commission of a felony or a significant violation of any statutory or common law duty of loyalty to us. Or if the optionee is subject to a written employment agreement with us, "Cause" has the meaning ascribed thereto in such agreement and (i) shall also include an optionee's termination of the optionee's employment for any reason, but (ii) shall not include termination by reason of an optionee's total disability notwithstanding any language to the contrary in such employment agreement. In the event we terminate an optionee for any other reason, each option then held by that optionee will be exercisable to the extent that the option is exercisable on the effective date of such termination for a period of no more than three months after such termination, but in no event after the expiration date of such option. If a holder dies during the applicable one-year or three-month period following such termination, each option will be exercisable only to the extent that such option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of no more than one year from the date of death, but in no event after the expiration of such option.

        DIRECTOR OPTIONS. On each January, April, July and October, each director who is not our employee is granted an option to purchase 3,750 shares of common stock at an exercise price per share equal to the fair market value of the common stock on the date of the grant of such option. Such options are fully exercisable on and after their date of grant and expire five years thereafter.

        If a director ceases to be a director by reason of death or permanent and total disability, each option will be exercisable on the effective date of such cessation for a period of no more than one year after such date, but in no event after the expiration date of such option. In the event a director is removed from the Board of Directors for cause, each option held by such non-employee director shall terminate on the date of such removal. If a director ceases to be a director for any other reason, each option will be exercisable for a period of no more than three months after such cessation, but in no event after the expiration of such option. In the event a director dies during the applicable one-year or three-month period following cessation of his directorship, then each option may be exercised for a period of no more than one year from the date of death, but in no event after the expiration of such option.

        FEDERAL INCOME TAX CONSEQUENCES. The following is a brief overview of the U.S. federal income tax consequences generally arising with respect to options granted under the Amended and Restated 1997 Stock Option Plan.

        A participant receiving a non-qualified stock option under the Amended and Restated 1997 Stock Option Plan will not recognize taxable income upon the grant of the option, but will recognize taxable compensation at the time of exercise in the amount of the difference between the purchase price and the fair market value of the shares of common stock purchased on the date of exercise. At that time, the Company will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income.

        A participant receiving an incentive stock option will not recognize income at the time of grant or (except for purposes of the alternative minimum tax) exercise of the option, but will recognize income or loss upon disposition of the shares, which may be ordinary income or capital gain (or loss) depending on the length of time the shares have been held. The Company will not be entitled to any deduction with respect to the grant or exercise of a participant's incentive stock option. However, if the participant disposes of the shares acquired pursuant to the exercise of the option before the later of two years from the date of grant of the option and one year from the date of exercise, the Company will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as ordinary income and not capital gain.


                 VOTE NECESSARY TO APPROVE THE AMENDMENT TO OUR
                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN

        The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote will be necessary for stockholder approval of the amendment to our Amended and Restated 1997 Stock Option Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO
      AMEND THE AMENDED AND RESTATED 1997 STOCK OPTION PLAN TO INCREASE THE
        NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS MAY BE GRANTED
                   FROM 4,125,000 SHARES TO 7,025,000 SHARES.

          UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE
       PROXIES RECEIVED BY THEM FOR THE PROPOSAL TO AMEND THE AMENDED AND
                        RESTATED 1997 STOCK OPTION PLAN.

================================================================================
         APPROVAL OF PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
                               (PROPOSAL NUMBER 3)
================================================================================


               INFORMATION ABOUT OUR CERTIFICATE OF INCORPORATION

        Our Board of Directors is proposing for stockholder approval an amendment to our Certificate of Incorporation, as amended. Our Certificate of Incorporation currently authorizes the issuance of 36,000,000 shares of stock, consisting of 35,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of June 15, 2001, 21,729,096 shares of common stock were issued and outstanding and 3,929,992 shares of common stock were reserved for issuance under our existing employee benefit plans and outstanding warrants and options to purchase shares of our common stock, leaving a balance of 9,340,912 authorized, unissued and unreserved shares of common stock. No shares of preferred stock were issued and outstanding as of June 15, 2001.

             PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

        Our Board of Directors has approved, for the reasons described below, an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to Seventy Five Million (75,000,000) shares of common stock, par value $.01 per share, subject to stockholder approval of the amendment.

        If the stockholders approve the amendment, the first two sentences of Article Fifth of the Certificate of Incorporation would be amended and restated to read as follows:

                "Fifth: The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the Corporation is 76,000,000 shares, divided into 75,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share."

        The additional authorized shares of common stock would become part of the existing class of common stock, and the additional shares, when issued, would have the same rights and privileges as the shares of common stock now issued. There are no pre-emptive rights relating to the shares of common stock. If the proposed amendment is approved by the stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the Delaware General Corporation Law.

       PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF
                                  INCORPORATION

        Currently, we do not have a sufficient amount of authorized shares of common stock in order to declare a stock dividend or stock split on our shares of common stock. Our Board of Directors want to be able to declare a stock dividend or split on our shares of common stock at such time that the Board of Directors determines that it would be advisable in light of market conditions. In addition, although we have no present plans, agreements or understandings regarding the issuance of the proposed additional shares, our Board of Directors recommends adoption of the amendment because it will provide us with greater flexibility in connection with possible future financing transactions, acquisitions of other companies or business properties, employee benefit plans and other proper corporate purposes. Moreover, having the additional authorized shares of common stock available will give us the ability to issue shares of common stock without the expense and delay of a special meeting of shareholders. Such a delay might deprive us of the flexibility our Board of Directors views as important in facilitating the effective use of our shares. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of common stock may be issued at such time, for such purposes, and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

        Since the issuance of additional shares of common stock, other than on a pro rata basis to all current shareholders, would dilute the ownership interest of any stockholder, including a person seeking to obtain control of us, such issuance could be used to discourage a change in control of us by making it more difficult or costly. We are not aware of anyone seeking to accumulate shares of common stock or obtain control of us.

        VOTE NECESSARY TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

        The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote will be necessary for stockholder approval of the amendment to our Certificate of Incorporation.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 35,000,000 TO 75,000,000 SHARES.

          UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE
             PROXIES RECEIVED BY THEM FOR THE PROPOSAL TO AMEND OUR
                          CERTIFICATE OF INCORPORATION.

================================================================================
            APPROVAL OF PROPOSED RATIFICATION OF INDEPENDENT AUDITORS
                               (PROPOSAL NUMBER 4)
================================================================================


                     INFORMATION ABOUT DELOITTE & TOUCHE LLP

        Our consolidated financial statements have been audited by Deloitte & Touche LLP through the fiscal year ended December 31, 2000. Deloitte & Touche LLP has been our independent auditors since 1991 and the Board of Directors has appointed Deloitte & Touche LLP to be our independent auditors for the fiscal year ending December 31, 2001. There are no affiliations between us and Deloitte & Touch LLP, its partners, associates or employees, other than as pertain to the engagement of them as our independent auditors since 1991. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

                       FEES PAID TO DELOITTE & TOUCHE LLP

        AUDIT FEES. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual consolidated financial statements and quarterly review of our financial statements for the fiscal year ended December 31, 2000 are $345,000.

        FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES. Deloitte & Touche LLP billed us an aggregate of $2,590,000 for the information technology services that it provided to us relating to financial information systems designing and implementation for the fiscal year ended December 31, 2000.

        ALL OTHER FEES. The aggregate fees billed by Deloitte & Touche LLP for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information System Design and Implementation Fees" for the fiscal year ended December 31, 2000 were $853,000. These fees include $48,000 for audit-related services, including, among other items, statutory, benefit plan and distributor audits, and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to periodic reports at international locations, and $806,000 for other services, including, among other items, tax services and accounting consulting.

        The Audit Committee of our Board of Directors made a determination that the fees paid to Deloitte & Touche LLP for services in the categories of "Financial Information System Design and Implementation Fees" and "All Other Fees" described above are compatible with maintaining the independence of Deloitte & Touche LLP.

    VOTE NECESSARY TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR
                              INDEPENDENT AUDITORS

        The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote will be necessary for the stockholders to ratify the appointment of Deloitte & Touch LLP as our independent auditors.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
         RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR
                              INDEPENDENT AUDITORS.

      UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES
           RECEIVED BY THEM FOR THE RATIFICATION OF THE APPOINTMENT OF
                 DELOITTE & TOUCHE AS OUR INDEPENDENT AUDITORS.

================================================================================
                          REPORT OF THE AUDIT COMMITTEE
================================================================================


        The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The NASDAQ Stock Market, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix B. The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2000, the Committee met six times, and the Committee discussed the interim financial information contained in each quarter earnings announcement with the Company's Chief Financial Officer, controller and independent auditors.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement disclosing all relationships between the auditors and the Company that might bear on the auditors' independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor's independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

        The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, discussed and reviewed the results of the independent auditors' examination of the financial statements.

        The Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

        Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

        AUDIT COMMITTEE:

        Lawrence Burstein
        L. Gregory Ballard

================================================================================
                                PERFORMANCE GRAPH
================================================================================



        The following chart compares the cumulative total stockholder returns on shares of our common stock since December 31, 1995 to the cumulative total returns over the same period of the NASDAQ (US) Market Index and Hambrecht and Quist High Technology Index. The chart assumes that the value of the investment in shares of our common stock and each index was $100 at December 31, 1995 and that all dividends were reinvested.

                COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

                  AMONG THQ INC., NASDAQ (US) MARKET INDEX AND
                    HAMBRECHT AND QUIST HIGH TECHNOLOGY INDEX

                         FISCAL YEAR ENDING DECEMBER 31





                                 [INSERT GRAPH]





                                           1995        1996        1997        1998        1999        2000
                                           ----        ----        ----        ----        ----       -----
THQ Inc.                                    100         173         425         776         963       1,013
NASDAQ (US) Market                          100         123         151         213         395         238
Hambrecht and Quist High Technology         100         124         145         225         502         324

================================================================================
                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT
================================================================================


                             PRINCIPAL STOCKHOLDERS


        The following table sets forth information as to all persons who are, to our knowledge, the beneficial owners of 5% or more of our outstanding shares of common stock as of June 8, 2001.



                                                                                        AMOUNT AND
                                                                                         NATURE OF
                                                                                         BENEFICIAL           PERCENT
TITLE OF CLASS                  NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNERSHIP            OF CLASS
--------------                  ------------------------------------                    -----------           --------
Common               Dresdner RCM Global Investors LLC                                 1,600,000 (1)            7.7%
                     Four Embarcadero Center, San Francisco, California 94111

Common               Liberty Wanger Asset Management, L.P. ("WAM")                     1,075,000 (2)            5.2%
                     WAM Acquisition GP, Inc.,
                     the general partner of WAM
                     227 West Monroe Street, Suite 3000,
                     Chicago, Illinois 60606


(1) Based on information set forth in Schedule 13G dated February 7, 2001 and filed with the Securities and Exchange Commission by Dresdner RCM Global Investors LLC.

(2) Based on information set forth in Schedule 13G dated February 14, 2001 and filed with the Securities and Exchange Commission by Liberty Wanger Asset Management, L.P.


                       BENEFICIAL OWNERSHIP OF MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of our shares of common stock as of June 8, 2001 by each of our directors as of that date, by our Chief Executive Officer and our other most highly compensated executive officers whose cash compensation exceeded $100,000 in 2000, and by all directors and executive officers as a group. Unless otherwise indicated below, each individual named in the table has sole voting power and sole investment power with respect to all of the shares beneficially owned, subject to community property laws, where applicable.

                                   NAME AND ADDRESS                      AMOUNT AND NATURE OF
    TITLE OF CLASS              OF BENEFICIAL OWNER (1)                 BENEFICIAL OWNERSHIP          PERCENT OF CLASS
    --------------              -----------------------                 --------------------          ----------------
        Common           Brian J. Farrell                                     511,835 (2)                    2.4%

        Common           Jeffrey C. Lapin                                     243,334 (3)                    1.2%

        Common           Lawrence Burstein                                    115,577 (4)                       *

        Common           James L. Whims                                       120,147 (5)                       *

        Common           L. Gregory Ballard                                    35,625 (6)                       *

        Common           Fred A. Gysi                                          48,001 (7)                       *

        Common           Alison Locke                                          16,669 (8)                       *

                                   NAME AND ADDRESS                      AMOUNT AND NATURE OF
    TITLE OF CLASS              OF BENEFICIAL OWNER (1)                 BENEFICIAL OWNERSHIP          PERCENT OF CLASS
    --------------              -----------------------                 --------------------          ----------------
        Common           Tim F. Walsh                                          30,000 (9)                       *


        Common           All Directors and Executive Officers               1,121,188 (10)                    5.3%
                         as a group (8 individuals)



-----------------

*       Less than 1%.

(1) The address for each individual is c/o THQ Inc., 27001 Agoura Road, Calabasas Hills, California 91301.

(2) Includes 481,835 shares of common stock issuable upon exercise of options exercisable within 60 days.

(3) Includes 228,334 shares of common stock issuable upon exercise of options exercisable within 60 days.

(4) Includes 99,379 shares of common stock issuable upon exercise of options exercisable within 60 days.

(5) Includes 60,000 shares of common stock issuable upon exercise of options exercisable within 60 days and 55,147 shares of common stock held of record by TechFund Capital L.P. ("TechFund"). Mr. Whims is a managing member of the general partner of TechFund and accordingly may be deemed to share beneficial ownership of the shares of common stock held of record by TechFund. Mr. Whims disclaims beneficial ownership of such shares.

(6) Consists of 35,625 shares of common stock issuable upon exercise of options exercisable within 60 days.

(7) Includes 42,501 shares of common stock issuable upon exercise of options exercisable within 60 days.

(8) Consists of 16,669 shares of common stock issuable upon exercise of options exercisable within 60 days.

(9) Includes 15,000 shares of common stock issuable upon exercise of options exercisable within 60 days.

(10) Includes an aggregate of 979,343 shares of common stock issuable upon exercise of options within 60 days.

================================================================================
                             EXECUTIVE COMPENSATION
================================================================================


                               EXECUTIVE OFFICERS


        Our executive officers include Messrs. Farrell, Lapin, Gysi and Walsh and Ms. Locke. Information with respect to Messrs. Farrell and Lapin is located elsewhere in this Proxy Statement. All of our executive officers are appointed by and serve at the discretion of the Board of Directors.

        FRED A. GYSI (age 46) was appointed our Senior Vice President - Finance and Administration, Chief Financial Officer, Treasurer and Secretary in August 2000. Mr. Gysi previously served as our Vice President - Finance and Administration, Chief Financial Officer, Treasurer and Secretary since November 1997. From October 1996 to October 1997, Mr. Gysi was the Chief Financial Officer of HPM-Stadco, a manufacturing company. From August 1995 to October 1996, Mr. Gysi was the President and co-founder of GP Management Consulting, a provider of financial, operations and systems consulting services to emerging and middle market companies. From 1992 to 1995, Mr. Gysi was a partner at Collett & Levy, an accounting firm. Mr. Gysi was employed by Deloitte & Touche LLP from 1980 to 1992 and was a partner of that firm from 1988 to 1992. Mr. Gysi is a certified public accountant.

        ALISON LOCKE (age 46) was appointed our Executive Vice President - North American Publishing in August 2000. Ms. Locke previously served as our Senior Vice President - Sales and Marketing since February 1999. Ms. Locke serves as a strategic business manager in overseeing and building our U.S. sales and marketing efforts as well as our operations and MIS departments. From January 1995 to January 1999, Ms. Locke served as our Senior Vice President - Sales. From 1991 to January 1995, Ms. Locke served as our Vice President - Sales. Prior to her employment with us, Ms. Locke served as Vice President of Computer Product and Nintendo Game Sales for Data East USA Incorporated, an interactive entertainment company and in various sales capacities with Activision, Inc. and Broderbund Software, Inc.

        TIM F. WALSH (age 37) was appointed our Senior Vice President - International Publishing in August 2000. Mr. Walsh previously served as our Vice President - International since January 1998. From May 1997 to January 1998 he was our Director of International. Mr. Walsh was Director of International and OEM Sales of Accolade, a publisher of video and PC game software from January 1996 to May 1997. From September 1993 to December 1995, Mr. Walsh held various positions at Time Warner Interactive. Mr. Walsh's prior experience includes positions in the productivity software industry from 1990 to 1993 and the music industry from 1986 to 1989.

                               COMPENSATION TABLE

        The following table summarizes the compensation for the fiscal years ended December 31, 1998, 1999 and 2000 of our Chief Executive Officer and our other most highly compensated executive officers whose cash compensation exceeded $100,000 in 2000:



                           SUMMARY COMPENSATION TABLE


                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                      ANNUAL COMPENSATION                           AWARDS
                                        ------------------------------------------------------    ------------
                                                                                  OTHER ANNUAL      SHARES
                                                                                  COMPENSATION    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR         SALARY (1)        BONUS           (2)        OPTIONS (3)       COMPENSATION
---------------------------             ----         ----------       --------    ------------    ------------      ------------
Brian J. Farrell                        2000         $409,000         $400,000         --           100,000          $6,400 (4)
    President and                       1999         $370,154         $360,000         --           150,000          $6,000 (4)
    Chief Executive Officer             1998         $310,109         $300,000         --           225,000          $6,000 (4)

Jeffrey C. Lapin (5)                    2000         $275,000         $275,000         --            70,000          $6,400 (6)
    Vice Chairman and                   1999         $225,866         $225,000         --            75,000          $6,000 (6)
    Chief Operating Officer             1998               --               --         --           322,500          $40,000 (7)

Fred A. Gysi                            2000         $193,333         $ 75,000         --            30,000          $6,400 (8)
    CFO, Senior V.P. - Finance          1999         $168,333         $ 50,000         --            30,000          $6,000 (8)
    and Administration,                 1998         $149,380         $ 40,000         --            33,750          $6,000 (8)

    Treasurer and Secretary

Alison Locke                            2000         $250,000         $210,000         --            50,000          $6,400 (8)
    Executive V.P. - North              1999         $196,692         $250,198         --            60,000          $6,000 (8)
    American Publishing                 1998         $147,335         $286,910         --            39,375          $6,000 (8)

Tim F. Walsh                            2000         $196,876         $140,000         --            45,000          $6,400 (8)
    Senior V.P. - International         1999         $150,577         $146,876         --            45,000          $6,000 (8)
    Publishing                          1998         $110,039         $121,876         --            33,750          $6,000 (8)

--------------------

(1) Included in each executive's salary are amounts that were deferred by such executive pursuant to our Defined Contribution Plan.

(2) Amounts shown do not include amounts expended by us pursuant to plans (including group life and health) that do not discriminate in scope, terms or operation in favor of our executive officers or directors and that are generally available to all salaried employees. The value of such benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(3) Awards of stock option grants have been adjusted to reflect the 50% stock dividends distributed in August 1998 and December 1999.

(4) The amounts shown for 1998 and 1999 reflect matching contributions in the amounts of $6,000 made by us in accordance with our Defined Contribution Plan. The amount shown for 2000 reflects matching contributions in the amounts of $6,400 made by us in accordance with our Defined Contribution Plan. This amount does not reflect special awards and payments Mr. Farrell is entitled to receive if his employment is terminated as a result of a change in control of us, which would have had a value of approximately $887,000 as of December 31, 1998, and $1,196,000 as of December 31, 1999 and 2000. See "Employment Agreement with Brian J. Farrell."

(5)     Mr. Lapin joined us in October 1998.

(6) The amount shown for 2000 reflects a matching contribution in the amounts of $6,400 made by us in accordance with our Defined Contribution Plan. This amount does not reflect special awards and payments Mr. Lapin is entitled to receive if his employment is terminated as a result of a change in control of us, which would have had a value of approximately $971,750 as of December 31, 2000. See "Employment Agreement with Jeffrey
        C. Lapin."

(7) The amount shown reflects the amount paid by us to Mr. Lapin for consulting services rendered by him prior to the time that Mr. Lapin became our employee.

(8) The amounts shown for 1998 and 1999 reflect matching contributions in the amount of $6,000 made by us in accordance with our Defined Contribution Plan. The amount shown for 2000 reflects matching contributions in the amounts of $6,400 made by us in accordance with our Defined Contribution Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR


        The following table sets forth the number of stock options granted to each of our Chief Executive Officer and our other most highly compensated executive officers whose cash compensation exceeded $100,000 in 2000 during the fiscal year ended December 31, 2000. The table also sets forth the potential realizable value of such stock options in the year of their expiration at arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full five-year term of the stock options. No gain to the listed executives is possible without an increase in the price of our common stock, which will benefit all stockholders proportionately. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of our common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.







                               INDIVIDUAL GRANTS                                                POTENTIAL REALIZABLE
                         ------------------------------                                           VALUE AT ASSUMED
                                           PERCENT OF                                               ANNUAL RATE
                           SHARES         TOTAL OPTIONS                                           OF APPRECIATION
                         UNDERLYING         GRANTED TO       EXERCISE OR                         FOR OPTION TERM(1)
                          OPTIONS          EMPLOYEES IN      BASE PRICE       EXPIRATION     -------------------------
   NAME                   GRANTED           FISCAL YEAR       PER SHARE         DATE            5%              10%
----------------         ----------       -------------      -----------      ----------     --------         --------
Brian J. Farrell          100,000               7%            $   15.38        7/21/05       $424,783         $938,659

Jeffrey C. Lapin           70,000               5%            $   15.38        7/21/05       $297,348         $657,061

Fred A. Gysi               30,000               2%            $   15.38        7/21/05       $127,435         $281,598

Alison Locke               50,000               3%            $   15.38        7/21/05       $212,391         $469,330

Tim F. Walsh               45,000               3%            $   15.38        7/21/05       $191,152         $422,397

-------------

(1) For the stock options indicated, these amounts represent the exercise price multiplied by the annual appreciation rate shown compounded annually for the term of each option, less the exercise price, multiplied by the number of options granted. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

        The following table sets forth, for each of our Chief Executive Officer and our other most highly compensated executive officers whose cash compensation exceeded $100,000 in 2000, certain information regarding the number of stock options exercised during the fiscal year ended December 31, 2000 and the value of stock options held at fiscal year end.


                                                          NUMBER OF SHARES UNDERLYING      VALUE OF UNEXERCISED IN-THE-MONEY
                                                              UNEXERCISED OPTIONS                    OPTIONS AT
                          SHARES                              AT FISCAL YEAR-END                   FISCAL YEAR-END(1)
                        ACQUIRED ON       VALUE           -----------------------------    ---------------------------------
      NAME                EXERCISE       REALIZED         EXERCISABLE     UNEXERCISABLE    EXERCISABLE        UNEXERCISABLE
----------------        -----------     ----------        -----------     -------------    -----------        -------------
Brian J. Farrell           64,000       $1,064,046          548,501          275,000       $9,426,783          $1,990,628

Jeffrey C. Lapin           20,000       $  144,166          305,000          120,000       $3,698,324          $  630,000

Fred A. Gysi                   --               --           62,501           61,250       $  865,052          $  433,594

Alison Locke               13,125       $  182,816           40,626          103,124       $  325,333          $  640,845

Tim F. Walsh                   --               --           56,593           86,250       $  757,291          $  568,594

----------------

(1) Calculated based on the excess of fair market value of our common stock on December 31, 2000 over the respective exercise prices of the options.

                   EMPLOYMENT AGREEMENT WITH BRIAN J. FARRELL


        Mr. Farrell received an annual base salary of $409,000 in the fiscal year ended December 31, 2000, pursuant to his Amended and Restated Employment Agreement with us dated as of June 30, 1999. Mr. Farrell also received an annual bonus in the amount of $400,000 in 2000, pursuant to such Employment Agreement.

        We amended Mr. Farrell's Amended and Restated Employment Agreement effective January 1, 2001 to provide for Mr. Farrell's employment by us through December 31, 2006 (hereinafter referred to as the "Farrell Employment Period").

        Mr. Farrell's current Employment Agreement provides for an annual base salary of $460,000, subject to annual review for possible increase, and an annual bonus equal to the lesser of his base salary for that year or 4.5% of our annual net income before taxes. Mr. Farrell may also be awarded a performance bonus at the discretion of our Board of Directors. We also agreed to grant Mr. Farrell stock options under our Amended and Restated 1997 Stock Option Plan to purchase 125,000 shares of our common stock, with an exercise price per share equal to the fair-market value per share of our common stock on the date the options are granted. The options vest in three equal installments on the first of January of each of 2002, 2003 and 2004. Further, we are required to provide Mr. Farrell with a life insurance policy in the amount of $3 million, disability insurance for 80% of his base salary and a grantor trust established under Sections 671, et. seq. of the Internal Revenue Code (a Rabbi Trust).

        Mr. Farrell's current Employment Agreement provides that if Mr. Farrell voluntarily terminates his employment without "Good Reason" or we terminate his employment for "Cause," he will be precluded, during the twelve months following any such termination, from engaging in any business activities in competition with our business and from soliciting our employees.

        Mr. Farrell's current Employment Agreement also provides Mr. Farrell with the following payments and benefits in the event that his current Employment Agreement is terminated by him for "Good Reason" or by us without "Cause": (i) a lump sum payment equal to (A) the greater of three years' base salary or the salary payable during the then-existing balance of the Farrell Employment Period, plus (B) bonus compensation at the highest possible annual bonus for the greater of three years or the then-existing balance of the Farrell Employment Period; (ii) medical and dental insurance coverage until the end of the Farrell Employment Period; (iii) life and disability insurance coverage until the end of the Farrell Employment Period; (iv) various other perquisites as more fully described in the Mr. Farrell's current Employment Agreement; (v) the immediate vesting of all stock options, stock appreciation rights and restricted stock, if any, not fully vested at such time; (vi) the immediate vesting of Mr. Farrell's rights in all other employee benefit and compensation plans; (vii) payment of the fees and disbursements incurred by counsel to Mr. Farrell as a result of the termination of Mr. Farrell's employment; and (viii) appropriate office and secretarial assistance for six months after termination of Mr. Farrell's employment.

        If, within one year after a change of control, Mr. Farrell's employment is terminated by us other than for "Cause," or voluntarily by Mr. Farrell, then Mr. Farrell shall receive certain benefits, as more fully described in his current Employment Agreement, in addition to those described above. A change of control includes such events as a person gaining 15% or more beneficial ownership of us, our current members of the Board of Directors ceasing to comprise at least a majority of our Board of Directors (with some exceptions), and/or a sale of all or substantially all of our assets or of our business operations generating two-thirds of our consolidated revenues.

                   EMPLOYMENT AGREEMENT WITH JEFFREY C. LAPIN

        Mr. Lapin received an annual base salary of $275,000 in the fiscal year ended December 31, 2000, pursuant to his Employment Agreement with us dated as of January 1, 1999. Mr. Lapin also received an annual bonus in the amount of $275,000 in 2000, pursuant to such Employment Agreement.

        We amended and restated Mr. Lapin's Employment Agreement effective January 1, 2001 to provide for Mr. Lapin's employment by us through December 31, 2006 (hereinafter referred to as the "Lapin Employment Period").

        Mr. Lapin's current Employment Agreement provides for an annual base salary of $325,000, subject to annual review for possible increase, and an annual bonus equal to the lesser of his base salary for that year or 4.5% of our annual net income before taxes. Mr. Lapin may also be awarded a performance bonus at the discretion of the Board of Directors. We also agreed to grant Mr. Lapin a stock option under our Amended and Restated 1997 Stock Option Plan to purchase 100,000 shares of our common stock, with an exercise price per share equal to the fair-market value per share of our common stock on the date the options are granted. The options vest in three equal installments on the first of January of each of 2002, 2003 and 2004. Further, we are required to provide Mr. Lapin with a life insurance policy in the amount of $3 million, disability insurance for 80% of his base salary and a grantor trust established under Sections 671, et. seq. of the Internal Revenue Code (a Rabbi Trust).

        Mr. Lapin's current Employment Agreement provides that if Mr. Lapin voluntarily terminates his employment without "Good Reason" or we terminate his employment for "Cause," he will be precluded, during the twelve months following any such termination, from engaging in any business activities in competition with our business and from soliciting our employees.

        Mr. Lapin's current Employment Agreement also provides him with the following payments and benefits in the event that his current Employment Agreement is terminated by him for "Good Reason" or by us without "Cause": (i) a lump sum payment equal to (A) the greater of three years' base salary or the salary payable during the then-existing balance of the Lapin Employment Period, plus (B) bonus compensation at the highest possible annual bonus for the greater of three years or the then-existing balance of the Lapin Employment Period; (ii) medical and dental insurance coverage until the end of the Lapin Employment Period; (iii) life and disability insurance coverage until the end of the Lapin Employment Period; (iv) various other perquisites as more fully described in Mr. Lapin's current Employment Agreement; (v) the immediate vesting of all stock options, stock appreciation rights and restricted stock, if any, not fully vested at such time; (vi) the immediate vesting of Mr. Lapin's rights in all other employee benefit and compensation plans; (vii) payment of the fees and disbursements incurred by counsel to Mr. Lapin as a result of the termination of Mr. Lapin's employment; and (viii) appropriate office and secretarial assistance for six months after termination of Mr. Lapin's employment.

        If, within one year after a change of control, Mr. Lapin's employment is terminated by us other than for "Cause," or voluntarily by Mr. Lapin, then Mr. Lapin shall receive certain benefits, as more fully described in his current Employment Agreement, in addition to those described above. A change of control includes such events as a person gaining 15% or more beneficial ownership of us, our current members of the Board of Directors ceasing to comprise at least a majority of our Board of Directors (with some exceptions), and/or a sale of all or substantially all of our assets or of our business operations generating two-thirds of our consolidated revenues.

                              SEVERANCE AGREEMENTS

        The Company has entered into severance agreements (the "Severance Agreements") with each of its executives except for Messrs. Farrell and Lapin. Mr. Farrell's and Mr. Lapin's employment agreements provide for the payment of benefits upon each individual's termination following a Change of Control as discussed above in "Employment Agreement with Brian J. Farrell" and "Employment Agreement with Jeffrey C. Lapin."

        The Severance Agreements provide for the payment of benefits to the executives upon a "Change in Control." The executives agree to not voluntarily leave our company without "Good Reason" until the earlier of (a) such attempted Change in Control terminates, or (b) if a Change in Control occurs, 90 days following such Change in Control.

        A "Change in Control" is defined, subject to certain exceptions, as an acquisition by any person or group of persons of 30% or more of either (a) our outstanding shares of common stock, or (b) the combined voting power of our outstanding securities entitled to vote for the election of directors.

        "Good Reason" is defined to include any of the following events after a Change in Control: (a) any removal or involuntary termination of the executive;
(b) a reduction of the executive's rate of annual base salary as in effect immediately prior to the Change in Control or our failure to pay such salary;
(c) a requirement that the executive relocate; (d) our failure to provide the executive with compensation, vacation and other fringe benefits, expense reimbursement, and welfare benefits in accordance with the most favorable plans and benefits in effect for such executive's peer officers after the Change in Control; and (e) our failure to maintain the effectiveness of the Severance Agreements after the Change of Control.

        The Severance Agreements provide that if an executive's employment is terminated within the year following a Change in Control for any other reason, such executive will be entitled to receive, among other benefits, a cash amount equal to (i) one times such executive's annual base salary paid to such executive at the time of the Change in Control, plus (ii) one times such executive's annual bonus paid or payable to such executive in respect of our fiscal year immediately preceding the fiscal year in which the Change in Control occurs. In addition, if on the date of termination such executive's stock options are not fully vested, all such stock options shall become immediately vested and exercisable for such period as provided in the plan and/or agreement governing such options. If Messrs. Gysi and Walsh and Ms. Locke were terminated in accordance with the foregoing they currently would receive $260,000, $350,000 and $485,000, respectively.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Each of the members of the Compensation Committee in 2000, Messrs. Burstein and Whims, are non-employee directors and neither have any direct or indirect material interest in, or relationship with, us outside of his position as a director. To our knowledge, there were no other interrelationships involving members of the Compensation Committee or other directors that need to be disclosed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We believe that there were no relationships or transactions with management during the year ended December 31, 2000 that need to be disclosed.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


        This report was prepared by the Compensation Committee of the Board of Directors (the "Compensation Committee"), which is composed of independent directors who are not employees of the Company. The Compensation Committee has the responsibility for all compensation matters for executive officers. The current members of the Compensation Committee are Messrs. Burstein and Whims. The compensation of the Company's executive officers is determined by the Compensation Committee, in consultation with other members of the Board of Directors, based on the goals and policies established by the Board of Directors.

        The Company has an employment agreement with Mr. Farrell. In January 2001, the Board of Directors approved the Compensation Committee's recommendation to amend and restate Mr. Farrell's employment agreement to extend its term through December 31, 2006 at substantially the same level of compensation Mr. Farrell had been entitled to earn in 2001 under his prior employment contract. The Compensation Committee believes that ensuring Mr. Farrell's long-term commitment to the Company is in the best interest of its stockholders. In order to induce Mr. Farrell to make such commitment and to align a substantial portion of Mr. Farrell's compensation with the Company's results of operations, the amended and restated employment agreement provides that Mr. Farrell's annual cash bonus will be equal to the lower of $460,000 or a percentage of net income earned by the Company. See "Employment Agreement with Brian J. Farrell."

        In January 2001, in recognition of the outstanding financial results of the Company in 2000 and the growth of the company during recent years, the Compensation Committee approved an increase in Mr. Farrell's base compensation to $460,000 per year commencing in 2001, and an increase in his maximum annual cash bonus, payable commencing in 2001 based on the Company's net income in 2000, to $460,000.

        The other executive officers' base salaries and cash bonuses are based on the level of responsibility and the job requirements of each such position except for Mr. Lapin, whose base salary and cash bonus is set forth in his Amended and Restated Employment Agreement. See "Employment Agreement with Jeffrey C. Lapin." The Compensation Committee also considered compensation paid to other persons with comparable skills and experience in other companies in the interactive entertainment industry as well as the Company's performance in comparison to its competitors. The Compensation Committee reviews executive compensation annually based on the merit of each executive officer's performance in such officer's specific area of responsibility as well as the financial performance of the Company.

        It is also a fundamental objective of the Compensation Committee to provide the Company's executive officers with an opportunity to share in the success of the Company by granting to the executive officers options to purchase shares of common stock. The Compensation Committee has maintained a policy of rewarding the Company's executive officers with options each year in respect of recent contributions made by the executive officers to the Company. Special option grants are also made to executive officers if in the determination of the Compensation Committee an executive officer warrants additional compensation for such executive officer's efforts.



                                         Respectfully submitted,


                                         Lawrence Burstein
                                         James L. Whims

================================================================================
                                 OTHER BUSINESS
================================================================================

        We know of no business, other than as stated in the Notice of Annual Meeting of Stockholders, to be brought before the Annual Meeting. If other matters should properly come before the meeting, proxies will be voted on such matters in accordance with the best judgment and discretion of the persons appointed by the proxies.


================================================================================
                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
================================================================================


        Stockholder proposals to be presented at the 2002 Annual Meeting of Stockholders must be received by us at our principal executive offices at 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, addressed to the attention of the Secretary, not later than February 26, 2002 in order to be included in our proxy statement and form of proxy related to such meeting. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for presentation at our 2002 Annual Meeting of stockholders will be considered untimely for purposes of Rules 14a-4 and 14a-5 under the Securities Exchange Act if we receive notice of such shareholder proposal after May 13, 2002.


                                       By Order of the Board of Directors



                                       /s/ Fred A. Gysi
                                       Fred A. Gysi
                                       Chief Financial Officer,
                                       Senior Vice President-Finance and
                                       Administration, Treasurer and Secretary

June 25, 2001



                         PLEASE COMPLETE, DATE, SIGN AND
                           RETURN YOUR PROXY PROMPTLY

                                                                      APPENDIX A



                                    THQ INC.
                              AMENDED AND RESTATED
                             1997 STOCK OPTION PLAN


                    (AMENDED AND RESTATED AS OF MAY 19, 2001)
                   (AMENDED AND RESTATED AS OF JUNE 14, 2000)
                   (AMENDED AND RESTATED AS OF APRIL 29, 1999)
             (AMENDED AND RESTATED AS OF JUNE 15 AND JULY 30, 1998)
                (ADOPTED IN MARCH 1997 AND APPROVED IN JUNE 1997)



                                I. INTRODUCTION

        1.1. PURPOSES. The purposes of the 1997 Stock Option Plan (this "Plan") of THQ Inc. (the "Company"), and its subsidiaries (individually a "Subsidiary" and collectively the "Subsidiaries") are (i) to align the interests of the Company's stockholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, consultants, advisors and well-qualified persons who are not officers or employees of the Company for service as directors of the Company, and (iii) to motivate such persons to act in the long-term best interests of the Company's stockholders. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

        1.2. ADMINISTRATION. This Plan shall be administered either by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") designated by the Board consisting of two or more members of the Board each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (if the Board wishes to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") an "outside director" within the meaning of
Section 162(m) of the Code. As used herein, the term "Committee" shall mean the Board if no such committee is designated, and shall mean such committee during such times as it is so designated.

        The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and shall determine the number of shares of Common Stock subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the written option agreement between the Company and the optionee that evidences each option and sets forth the terms and conditions of such option (the "Agreement"). The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish such rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. The

Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an option intended to be qualified performance-based compensation, take action such that any or all outstanding options shall become exercisable in part or in full.

        The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an option grant to such an officer or other person.

        No member of the Board of Directors or the Committee, and neither the Chief Executive Officer nor other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

        A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

        1.3. ELIGIBILITY. Participants in this Plan shall consist of such officers, other employees, consultants and advisors of the Company and its Subsidiaries from time to time as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-employee directors of the Company shall be eligible to participate in this Plan in accordance with Article III.

        1.4. SHARES AVAILABLE. Subject to adjustment as provided in Section 4.7, 7,025,000 shares of the common stock, par value $0.01 per share, of the Company ("Common Stock"), shall be available for grants of options under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option, then such shares of Common Stock shall again be available under this Plan.

        Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

        The maximum aggregate number of shares of Common Stock for which new option grants may be made in any one fiscal year to any one single participant shall be three hundred thousand (300,000) and the maximum aggregate number of shares of Common Stock for which replacement option grants may be made in any one fiscal year to any one single participant shall be three hundred thousand (300,000).

                               II. STOCK OPTIONS

        2.1. GRANTS OF STOCK OPTIONS. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an incentive stock option, shall be a non-qualified stock option. An incentive stock option shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an incentive stock option. Each incentive stock option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any Subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute non-qualified stock options. "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported in the NASDAQ National Market System, or other exchange where the Common Stock is listed, on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which transactions were reported; provided that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

        2.2. TERMS OF STOCK OPTIONS. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an incentive stock option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an incentive stock option; provided further, that the purchase price per share of Common Stock purchasable upon exercise of a replacement option shall not be less than 100% of the purchase price per share of Common Stock purchasable upon exercise of the original option that is replaced by such replacement option.

        (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no stock option shall be exercisable later than five years after its date of grant. The Committee may, in its discretion, establish performance measures or other criteria which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock. Notwithstanding Section 2.3 hereof or the provisions of any Agreement, the Committee may in its sole and absolute discretion extend the time for the exercise of any option.

        (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) a combination of (A), (B) and (C), in each case to the extent not prohibited by the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request; provided, however, that notwithstanding the foregoing or anything in the Agreement relating to such option to the contrary, the Company shall have sole discretion to disapprove of an election pursuant to clauses (B)-(D). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

        2.3. TERMINATION OF EMPLOYMENT.

        (a) Total Disability. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of Total Disability, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment, and (ii) the expiration date of the term of such option. For purposes of this Plan, "Total Disability" shall, with respect to any optionee who at such time is employed by the Company, mean the permanent and total disability of such optionee as described in such optionee's written employment agreement; and otherwise shall mean the inability of such optionee substantially to perform such optionee's duties and responsibilities for a continuous period of six months.

        (b) Death. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

        (c) Termination for Cause. Unless otherwise specified in the Agreement relating to an option, if the employment of the holder of such option is terminated by the Company for Cause, such option shall terminate automatically on the date of such termination. For purposes of this Plan, "Cause" shall, with respect to any optionee who at such time has a written employment agreement with the Company, have the meaning ascribed thereto in such agreement and (i) shall also include an optionee's termination of his employment for any reason, but
(ii) shall not include termination by reason of an optionee's Total Disability notwithstanding any language to the contrary in such employment agreement; and otherwise shall mean the willful and continued failure to substantially perform the duties with the Company (other than a failure resulting from the optionee's Total Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company's executives, any act of dishonesty, commission of a felony or a significant violation of any statutory or common law duty of loyalty to the Company, or such optionee's termination of his employment for any reason.

        (d) Other Termination. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company is terminated by the Company for any reason other than Total Disability, death or for Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment, and (ii) the expiration date of the term of such option; provided, however, that if the optionee's employment with the Company is terminated by the Company within the nine-month period following the consummation of a Transaction (as defined in Section 4.8(a)) for any reason other than Total Disability, death or for Cause, each option held by such optionee shall become fully exercisable, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option; provided further, that if the optionee's employment with the Company is terminated by the Company at any other time for any reason other than Total Disability, death or for Cause, the Committee may, in its sole and absolute discretion, provide that each option held by such optionee shall become fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

        (e) Death Following Termination of Employment. Unless otherwise specified in the Agreement relating to an option, if an optionee dies during the period set forth in Section 2.3(a) following termination of employment by reason of Total Disability, or if an optionee dies during the period set forth in
Section 2.3(d) following termination of employment by the Company for any other reason other than Total Disability, death or for Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

               III. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

        3.1. ELIGIBILITY. Each member of the Board of Directors of the Company who is not an employee, either full-time or part-time, of the Company or any Subsidiary (a "non-employee director") shall be granted options to purchase shares of Common Stock in accordance with this Article III. All options granted under this Article III shall constitute non-qualified stock options.

        3.2. GRANTS OF STOCK OPTIONS. Each non-employee director shall be granted non-qualified stock options as follows:

        (a) Time of Grant. Commencing on July 1, 1997 (or, if later, on the date on which a person is first elected or begins to serve as a non-employee director other than by reason of termination of employment with the Company or any Subsidiary), and, on each January, April, July and October thereafter, each person who is a non-employee director on such date shall be granted an option to purchase 3,750 shares of Common Stock (which amount shall be pro-rated if such person is first elected or begins to serve as a non-employee director on a date other than the dates set forth above) at a purchase price per share equal to the Fair Market Value of the Common Stock on the date of grant of such option.

        (b) Option Period and Exercisability. Each option granted under this
Article III shall be fully exercisable on and after its date of grant. Each option granted under this Article III shall expire five years after its date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Options granted under this Article III shall be exercisable in accordance with Section 3.2(c).

        (c) Termination of Directorship.

                (i) Total Disability. Unless otherwise specified in the Agreement relating to an option, if an optionee's directorship with the Company terminates by reason of Total Disability, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of directorship and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of directorship and (ii) the expiration date of the term of such option. For purposes of this Plan, "Total Disability" of a non-employee director shall mean the inability of such optionee substantially to perform such optionee's duties and responsibilities as a director for a continuous period of six months.

                (ii) Death. Unless otherwise specified in the Agreement relating to an option, if an optionee's directorship with the Company terminates by reason of death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

                (iii) Termination for Cause. Unless otherwise specified in the Agreement relating to an option, if the holder of such option is removed from the Board of Directors for Cause, such option shall terminate automatically on the date of such termination.

                (iv) Other Termination. Unless otherwise specified in the Agreement relating to an option, if an optionee's directorship with the Company is terminated by the Company for any reason other than Total Disability, death or for Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of directorship and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of directorship and (ii) the expiration date of the term of such option.

                (v) Death Following Termination. Unless otherwise specified in the Agreement relating to an option, if an optionee dies during the period set forth in Section 3.2(c)(i) following termination of directorship by reason of Total Disability, or if an optionee dies during the period set forth in Section 3.2(c)(iv) following termination of directorship by the Company for any other reason other than Total Disability, for Cause or death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

                                  IV. GENERAL

        4.1. EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1997 annual meeting of the stockholders, shall become effective as of March 28, 1997, the date of approval of this Plan by the Board of Directors. No option may be exercised prior to the date of such stockholder approval. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination.

        4.2. AMENDMENTS.

        (a) The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 4.7), or
(b) extend the term of this Plan; and, provided, further, that this Plan shall not be amended in a manner which fails to comply with Rule 16b-3(c)(2)(ii)(B) under Section 16 of the Exchange Act. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder or effect any change inconsistent with Section 422 of the Code; provided further, that the number of shares of Common Stock subject to an option granted to non-employee directors pursuant to Article III, the purchase price therefor, the date of grant of any such option, the termination provisions relating thereto, and the category of persons eligible to be granted such options shall not be amended more than once every six months, other than to comply with changes in the Code, or the rules and regulations thereunder.

        (b) Without the prior approval of the stockholders of the Company, except as provided in Section 4.7 hereof, no option issued under this Plan shall be repriced or regranted at a lower option price or replaced by an option with a lower option price.

        4.3. AGREEMENT. No option shall be valid until an Agreement is executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

        4.4. NON-TRANSFERABILITY. No option hereunder shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such option. Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder, such option and all rights thereunder shall immediately become null and void.

        4.5. TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. Unless otherwise provided in an Agreement relating to an option, the optionee may elect that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the "Tax Date") in the minimum statutory amount necessary to satisfy any such obligation or (ii) the optionee satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the minimum statutory amount necessary to satisfy any such obligation, (C) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) any combination of (A),
(B) and (C), in each case to the extent not prohibited by the Agreement relating to the option. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and that in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying any such obligation be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

        4.6. RESTRICTIONS ON SHARES. Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        4.7. ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the limitation on option grants set forth in Section 1.4, the number and class of securities for which options are to be granted to non-employee directors pursuant to Article III, the number and class of securities subject to each outstanding option and the purchase price per security shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final and binding. If any adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

        4.8. EFFECT OF CERTAIN TRANSACTIONS.

        (a) In the event that the Company enters into an agreement (a) to dispose of all or substantially all of its assets, in contemplation of the distribution of the net proceeds of such sale to the Company's shareholders, or
(b) to consummate a merger or consolidation in which the Company is not the surviving or resulting corporation, or in the event the persons who, as of the date of the adoption of this Plan by the Board of Directors, hold 60% or more of the outstanding capital stock of the Company enter into an agreement to sell all of such stock (such distribution, merger, consolidation or sale being hereinafter referred to as a "Transaction"), then (unless otherwise specified in the Agreement relating to an option), the Committee shall provide, at its election made in its sole and absolute discretion, for one or more of the following: (i) for each outstanding option, whether or not then exercisable, to be replaced with a comparable option to purchase shares of capital stock of a successor or purchasing corporation or parent thereof, or (ii) for each outstanding option, whether or not then exercisable, to be assumed by a successor or purchasing corporation or parent thereof (and, in the event of such assumption, each outstanding option shall continue to be exercisable, on the terms and subject to the conditions set forth in, and in cumulative amounts at the times provided in, the Agreement relating to such option but shall, from and after the consummation of such Transaction, be exercisable for the capital stock, cash and/or other property received by the common stockholders of the Company in such Transaction in an amount equal to what the holder of such option would have received had he exercised such option immediately prior to the consummation of such Transaction), or (iii) for each outstanding option, whether or not then exercisable, to become exercisable during such period prior to the scheduled consummation of such Transaction as may be specified by the Committee; provided, however, that such elections of the Committee shall apply identically, by their terms, to all holders of options granted under this Plan (unless otherwise required by an Agreement). In the event the Committee elects to cause the options not then otherwise exercisable to become exercisable prior to such Transaction (an "Accelerated Option"), any exercise of an Accelerated Option shall be conditioned upon, and shall be effective only concurrently with, the consummation of such Transaction; and if such Transaction is not consummated, the exercise of such Accelerated Options shall be of no further force or effect (and an optionee may elect, with respect to the exercise during such period of an option that was otherwise exercisable, to so condition such exercise upon the consummation of the Transaction). All options not exercised prior to the consummation of such Transaction (and which are not being assumed by a successor or purchasing corporation or parent thereof) shall terminate and be of no further force or effect as of the consummation of such Transaction.

        (b) With respect to any optionee who is subject to Section 16 of the Exchange Act, (i) notwithstanding the exercise periods set forth in Section 2.3 and 3.2(c), or as set forth pursuant to such Section in any Agreement to which such optionee is a party, and (ii) notwithstanding the expiration date of the term of such option, in the event the Company is involved in a business combination that is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction") or pursuant to which such optionee receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then each option (or option in substitution thereof) held by such optionee shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the latest of (x) the date set forth pursuant to the then applicable paragraph of Section 2.3, 3.2(c) or the expiration date of the term of the option, as the case may be, (y) the date which is six months and one day after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such optionee may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

        4.9. NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

        4.10. RIGHTS AS STOCKHOLDER. No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock which are subject to an option hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

        4.11. DESIGNATION OF BENEFICIARY. If permitted by the Company, an optionee may file with the Committee a written designation of one or more persons as such optionee's beneficiary or beneficiaries (both primary and contingent) in the event of the optionee's death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

        Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee's lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

        If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee's executor, administrator, legal representative or similar person.

        4.12. GOVERNING LAW. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        4.13. FOREIGN EMPLOYEES. Without amending this Plan, the Committee may grant options to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

                                   APPENDIX B

                             AUDIT COMMITTEE CHARTER

                              ROLE AND INDEPENDENCE


        One committee of the board of directors will be the audit committee. The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the corporation and such other duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Only independent directors shall serve on the audit committee, meaning, each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment. The committee is expected to maintain free and open communication with the independent accountants and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed and updated annually.


                                RESPONSIBILITIES

        The audit committee's primary responsibilities include:

        - Primary input into the recommendation to the board for the selection and retention of the independent accountant that audits the financial statements of the corporation. In the process, the committee will discuss and consider the auditor's written affirmation that the auditor is in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports, and will provide to the independent accountant full access to the committee (and the board) to report on any and all appropriate matters.

        - Provision of guidance on the need for an internal audit function and oversight of such function, including review of the organization, plans, and results of such activity.

        - Review of financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded, and such other inquires as may be appropriate.

        - Discussion with management and the auditors of the quality and adequacy of the company's internal controls, including review of the annual management letter prepared by the independent auditors.

        - Discussion with management of the status of pending litigation, taxation matters, and other areas of oversight to the legal and compliance area as may be appropriate.

        - Reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders.



                                       B

                                    THQ INC.

                          27001 AGOURA ROAD, SUITE 325
                        CALABASAS HILLS, CALIFORNIA 91301

                       2001 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints and constitutes Brian J. Farrell and Fred A. Gysi, and each of them the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with all the shares of Common Stock of THQ Inc. (the "Company"), standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held on Friday, July 20, 2001 at the Westlake Village Inn, Lakeside Room, 31943 Agoura Road, Westlake Village, California at 1:00 p.m., Pacific Daylight Time and any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows:


                  (Continued and to be signed on reverse side)



1. ELECTION OF DIRECTORS: To elect each of the following nominees as directors of the Company to serve until the next annual meeting and until their successors are elected and qualify (the "Election of Directors"):

                                [ ]     WITHHOLD AUTHORITY to vote for the
                                        following nominee(s) only
                                        (Write the name of such
                                        nominee(s) below):

              Brian J. Farrell        _________________________________________
              Lawrence Burstein       _________________________________________
              Jeffrey C. Lapin        _________________________________________
              James L. Whims          _________________________________________
              L. Gregory Ballard      _________________________________________


              [  ]  FOR ALL OF THE NOMINEES      [  ]  ABSTAIN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

2. STOCK OPTION PLAN PROPOSAL: To approve the amendment to the Company's 1997 Stock Option Plan to increase the number of shares of the Company's common stock available for issuance under such plan from 4,125,000 to 7,025,000 shares:

              [  ]  FOR             [  ]  AGAINST           [  ]  ABSTAIN

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK OPTION PLAN PROPOSAL.

3. PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION: TO approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 35,000,000 to 75,000,000 shares:

              [  ]  FOR             [  ]  AGAINST           [  ]  ABSTAIN

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

4. RATIFICATION OF THE INDEPENDENT AUDITORS: To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the Company's fiscal year ending December 31, 2001:

              [  ]  FOR             [  ]  AGAINST           [  ]  ABSTAIN

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS.

5. For the proxies, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

        This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed above under Election of Directors, FOR the Stock Option Plan Proposal, FOR the Proposed Amendment to the Certificate of Incorporation and FOR the Ratification of the Independent Auditors.

        Please sign exactly as the name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the authorized officer. If a partnership or limited liability company, or any other entity, please sign in such entity's name by authorized person.


THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT.

________________________ Dated: ______, 2001  _______________  Dated:_____, 2001
Signature of Shareholder                      Signature if held jointly